FT Evaluators L.P.
Suite 300
1001 Warrenville Road
Lisle, Illinois  60532




November 13, 1995


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 127

Gentlemen:

     We  have  examined the Registration Statement File  No.  33-
63491 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to FT Evaluators
L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FT Evaluators L.P.


Carlos E. Nardo
Senior Vice President